Exhibit No. 10.1

[Date]

[Name]
[Address]

Re:           Grant of Restricted Stock

I am pleased to inform you that effective as of «Grant_Date» (“Grant Date”) Integrated Electrical Services, Inc., a Delaware corporation (the “Company”), has granted you shares of Restricted Stock under the Company’s 2006 Equity Incentive Plan (as amended and restated)  (“Plan”).

Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Plan.  The terms of the grant are as follows:

1.	Grant/Vesting/Clawback.

(a)	Number of Shares Granted. You are hereby granted «Shares» shares of Restricted Stock under the Plan.

(b)	Vesting. Subject to Section 2 below, the shares shall vest as follows:

Vesting Date                                Granted Shares Vested

                                          September 24, 2012                                 100%

2.	Events Occurring Prior to a Vesting Date.

(a)
Termination due to Death or Disability.  If, prior to a Vesting Date, you cease to be an Employee as a result of your death or Disability the shares of Restricted Stock then held by you automatically will vest on your termination.

(b)
Termination by Employer other than for Cause.  If, prior to a Vesting Date, your employment is terminated by the Company other than for Cause or by you for Good Reason as defined in an employment agreement between you and the Company, on your termination a prorata number of the shares of Restricted Stock then credited to you automatically will vest and the remaining number of your shares of Restricted Stock automatically shall be forfeited without payment.  The vested number shall be that percentage equal to [(A¸B)xC]-D, where “A” is the number of calendar months that have elapsed from the Grant Date through your date of termination, “B” is [36] months, “C” is the total number of  shares of Restricted Stock initially granted to you, and “D” is the number of shares of Restricted Stock that have already vested immediately prior to your termination of employment.  Any fractional calendar month in such [36]-month period shall be rounded up to a full calendar month.

(c)
Other Terminations.  If, prior to a Vesting Date, (i) you cease to be an Employee for any reason other than as provided in Sections 2(a) and 2(b) above or (ii) your employer ceases to be a Subsidiary, then, subject to Section 8, all shares of Restricted Stock held by you shall be forfeited automatically upon such termination or event without payment, unless the Committee, in its discretion, provides otherwise.

(d)
Change in Control.  Notwithstanding any other provision hereof, if a Change in Control occurs prior to a Vesting Date, all shares of Restricted Stock then held by you shall become fully vested upon the occurrence of the Change in Control.

For purposes of this Agreement, “employment with the Company” shall include being an Employee, Consultant or Director of the Company or any affiliate of the Company.

3.	Issuance of Restricted Shares.

(a)
Stock Certificates.  The Company either shall cause to be issued a certificate or certificates for the shares of Restricted Stock representing this award, registered in your name, or cause a book entry to be made with the Company’s transfer agent evidencing the shares of Restricted Stock registered in your name.

(b)
Stockholder Rights.  You shall have all the rights of a stockholder (including, without limitation, voting, dividend and liquidation rights) with respect to the shares of Restricted Stock, subject, however, to the restrictions of this Agreement.

(c)
Form of Issuance and Escrow.  For so long as the shares of Restricted Stock are not vested, the Company shall cause such certificate or certificates to be deposited in escrow if certificates are issued.  If evidenced by book entry at the transfer agent the entry shall denote the shares are restricted as to transfer.  You shall deliver to the Company a duly-executed blank Stock Power (in the form attached hereto as Exhibit A).  All regular cash dividends paid on the shares of Restricted Stock that have vested shall be paid directly to you.  Upon the vesting of any shares of Restricted Stock, such vested Shares together with any dividends held in escrow related thereto hereunder, shall be distributed to you as soon as practicable.

(d)
Adjustment of Restricted Shares.  In the event of a subdivision of the outstanding Shares, a declaration of an extraordinary dividend payable in a form other than Shares and in an amount that has a material effect on the Fair Market Value of the Shares, a combination or consolidation of the outstanding Shares into a less number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the terms of this award (including, without limitation, the number and kind of Shares subject to this award) shall be adjusted as set forth in Section 10 of the Plan.  In the event that the Company is a party to a merger or consolidation, this award shall be subject to the agreement of merger or consolidation, as provided in Section 10 of the Plan.

4.
Tax Withholding.  To the extent this award results in compensation income to you upon grant or vesting, you must deliver to the Company at that time such amount of money as the Company may require to meet its tax withholding obligations under applicable laws or make such other arrangements to satisfy such withholding obligations as the Company, in its sole discretion, may approve; provided, however, if at such time you are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Company shall instead withhold or “net” from the Shares otherwise to be issued to you such number of Shares (valued at their Fair Market Value on the date of the withholding of such Shares) as necessary to satisfy the Company’s tax withholding obligations.

5.
Limitations Upon Transfer.  All rights under this Agreement belong to you and may not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), other by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and shall not be subject to execution, attachment, or similar process.

6.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company or upon any person lawfully claiming under you.

7.
Modification.  Except to the extent permitted by the Plan, any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected thereby.

8.
Employment Agreement.  If you are party to a written employment, severance or change in control agreement with the Company that otherwise would provide you with additional vesting rights with respect to shares of Restricted Stock granted under the Plan (“Other Agreement”), this Agreement shall be deemed to be an amendment to such Other Agreement and by execution of this Agreement you agree such additional vesting rights thereunder shall not apply to the Restricted Stock evidenced by this Agreement.

9.
Plan Controls.  This grant is subject to the terms of the Plan, which are hereby incorporated by reference.  In the event of a conflict between the terms of this Agreement and the Plan, the Plan shall be the controlling document.

10.	Governing Law. This Agreement shall be governed by, and construed in accordance with the, the laws of the State of Texas, without regard to conflicts of laws principles thereof.

11.
Compliance with IRC Section 409A.  The Plan and this Agreement are intended to be exempt from Section 409A of the Code, or, if not exempt, to comply with Section 409A to the extent applicable.  To the extent Section 409A is applicable, for purposes of this Agreement a “termination of employment” and a “change of control” shall be construed as necessary to comply with Section 409A.  In addition, if a payment otherwise due under this Agreement is subject to the provisions of Section 409A(a)(2)(B)(i), such payment shall instead be paid in a lump sum (without interest) on (i) the first day that is more than six months after your separation from service date or (ii) your death, if earlier.

By signing below, you agree that this grant is under and governed by the terms and conditions of the Plan, including the terms and conditions set forth in this Agreement, including the Clawback provisions in Section 1(c).  Please execute and return this Agreement to «Return_To».  The attached copy of this Agreement is for your records.

INTEGRATED ELECTRICAL SERVICES, INC.

By: ________________________________________
Name: ______________________________________
Title: _______________________________________

EMPLOYEE

By: ________________________________________

Date: _______________________________________